359
46 (53)

Phone: (503) 986-2200
Fax: (503) 378-4381

Secretary of State
Corporation Division
255 Capitol St. NE, Suite 151
Salem, OR 97310-1327
FilinginOregon.com

Articles of Amendment—Business/Professional/Nonprofit

Check the appropriate box below:

☑ BUSINESS/PROFESSIONAL CORPORATION (Complete only 1, 2, 3, 4, 6, 7)

☐ NONPROFIT CORPORATION (Complete only 1, 2, 3, 5, 6, 7)

FILED
JAN 16 2008
OREGON
SECRETARY OF STATE

REGISTRY NUMBER: 498875-81

In accordance with Oregon Revised Statute 192.410-192.490, the information on this application is public record.
We must release this information to all parties upon request and it will be posted on our website.

For office use only

Please Type or Print Legibly in Black Ink.

1) ENTITY NAME: microHelix, Inc.

2) STATE THE ARTICLE NUMBER(S) AND SET FORTH THE ARTICLE(S) AS IT IS AMENDED TO READ. (Attach a separate sheet if necessary.)

Article II, Paragraph A. of the Company's Amended and Restated Articles, as amended, is amended in its entirety and replaced with the following: The Corporation is authorized to issue shares of two classes of stock: 75,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

3) THE AMENDMENT WAS ADOPTED ON: January 15, 2008

(If more than one amendment was adopted, identify the date of adoption of each amendment.)

BUSINESS/PROFESSIONAL CORPORATION ONLY

4) CHECK THE APPROPRIATE STATEMENT

☑ Shareholder action was required to adopt the amendment(s). The vote was as follows:

Class or series of shares	Number of shares outstanding	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST
See	Attached			

☐ Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

☐ The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

NONPROFIT CORPORATION ONLY

5) CHECK THE APPROPRIATE STATEMENT

☐ Membership approval was not required. The amendment(s) was approved by a sufficient vote of the board of directors or incorporators.

☐ Membership approval was required. The membership vote was as follows:

Class(es) entitled to vote	Number of members entitled to vote	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST

6) EXECUTION

Signature	Printed Name	Title
[signature]	James E. Horswill	President

7) CONTACT NAME (To resolve questions with this filing.)

Joshua K. Simko

DAYTIME PHONE NUMBER (Include area code.)

(503) 802-2187

FEES

Required Processing Fee [illegible]
No Fee for Nonprofit Type Change Only
Confirmation Copy (Optional) [illegible]
Processing Fees are nonrefundable.
Please make check payable to "Corporation Division."
NOTE:
Fees may be paid with VISA or MasterCard. The card number and expiration date should be submitted on a separate sheet for your protection.

RC 1-16-08

#498875-81

FILED
JAN 16 2008
OREGON
SECRETARY OF STATE

ARTICLES OF AMENDMENT

microHelix, Inc.

Section 4.

Class or Series of Shares	Number of Shares Outstanding	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST
Common Stock and	16,495,082	16,495,082	8,616,418	-0-
Series C Preferred Stock	279,070	279,070	279,070	-0-

032110400003N808734 V001

TOTAL P.04

Phone: (503) 986-2200
Fax: (503) 378-4381

Secretary of State
Corporation Division
255 Capitol St. NE, Suite 151
Salem, OR 97310-1327
FilinginOregon.com

Articles of Amendment—Business/Professional/Nonprofit

Check the appropriate box below:

☑ BUSINESS/PROFESSIONAL CORPORATION (Complete only 1, 2, 3, 4, 6, 7)

☐ NONPROFIT CORPORATION (Complete only 1, 2, 3, 5, 6, 7)

FILED
MAR 19 2008
OREGON
SECRETARY OF STATE
For office use only

REGISTRY NUMBER: 498875-81

In accordance with Oregon Revised Statute 192.410-192.490, the information on this application is public record. We must release this information to all parties upon request and it will be posted on our website.

Please Type or Print Legibly in Black Ink.

1) ENTITY NAME: microHelix, Inc.

2) STATE THE ARTICLE NUMBER(S) AND SET FORTH THE ARTICLE(S) AS IT IS AMENDED TO READ. (Attach a separate sheet if necessary.)

See attached Exhibit A.

3) THE AMENDMENT WAS ADOPTED ON: March 19, 2008

(If more than one amendment was adopted, identify the date of adoption of each amendment.)

BUSINESS/PROFESSIONAL CORPORATION ONLY

4) CHECK THE APPROPRIATE STATEMENT

☑ Shareholder action was required to adopt the amendment(s). The vote was as follows:

Class or series of shares	Number of shares outstanding	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST
See	Attached			

☐ Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

☐ The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

NONPROFIT CORPORATION ONLY

5) CHECK THE APPROPRIATE STATEMENT

☐ Membership approval was not required. The amendment(s) was approved by a sufficient vote of the board of directors or incorporators.

☐ Membership approval was required. The membership vote was as follows:

Class(es) entitled to vote	Number of members entitled to vote	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST

6) EXECUTION

Signature	Printed Name	Title
[signature]	James E. Horswill	President

7) CONTACT NAME (To resolve questions with this filing.)

Joshua K. Simko

DAYTIME PHONE NUMBER (Include area code.)

(503) 802-2187

FEES

Required Processing Fee $50

No Fee for Nonprofit Type Change Only

Confirmation Copy (Optional) $5

Processing Fees are nonrefundable.

Please make check payable to "Corporation Division."

NOTE:

Fees may be paid with VISA or MasterCard. The card number and expiration date should be submitted on a separate sheet for your protection.

ARTICLES OF AMENDMENT

microHelix, Inc.

EXHIBIT A

Article II(A) of the Amended and Restated Articles of Incorporation, as amended, of microHelix, Inc. is hereby amended by adding, to the end of such Article, the following:

"Effective upon the filing of this Amendment (the "Effective Time") each fifteen (15) shares of Common Stock issued and outstanding immediately prior to the Effective Time ("Old Common Stock") shall be combined and reclassified (the "Reverse Stock Split") as one (1) share of fully paid and nonassessable Common Stock of the Company ("New Common Stock"). No fractional shares of Common Stock of the Company shall be issued as a result of the Reverse Stock Split. A holder of Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share of Common Stock as a result of the Reverse Stock Split shall, in lieu thereof, be entitled to receive a whole share, and the Company shall round up each such fractional share to the nearest whole share. Following the Effective Time, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder's certificate(s) representing Old Common Stock (whether one or more, "Old Certificates") for cancellation pursuant to procedures adopted by the Company, a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, "New Certificates") into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates."

ARTICLES OF AMENDMENT

microHelix, Inc.

Section 4.

Class or Series of Shares	Number of Shares Outstanding	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST
Common Stock and	29,588,515	29,588,515	15,952,616	-0-
Series C Preferred Stock	279,070	279,070	279,070	-0-

032110\00003\902596 V001